Exhibit 21
MASCO CORPORATION
(a Delaware corporation)

Subsidiaries as of December 31, 2021

Directly owned subsidiaries are located at the left margin; each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

NAME	JURISDICTION OF FORMATION
Airex 3, LLC	Michigan
Behr Process Corporation	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Canada
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Masco Support Services Company	Delaware
Behr Sales LLC	California
Liberty Hardware Retail & Design Services LLC	Delaware
Behr Process Paints (India) Private Limited	India
BrassCraft Manufacturing Company	Michigan
Brasstech, Inc.	California
Delta Faucet (China) Co. Ltd.	China
Delta Faucet Company Mexico, S. de R.L. de C.V.	Mexico
Kichler Lighting LLC	Delaware
L.D. Kichler Lighting Services (Shanghai) Co., Ltd.	China
Kraus USA Plumbing LLC	Delaware
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Asia Co. Ltd.	China
Masco Building Products Corp.	Delaware
Masco Cabinetry Hong Kong Limited	Hong Kong
Masco Capital Corporation	Delaware
Masco Chile Limitada	Chile
Masco Corporation of Indiana	Indiana
Delta Faucet Company	Indiana
Delta Faucet Company of Tennessee	Delaware
Masco Europe, LLC.	Delaware
Masco Europe SCS	Luxembourg
Masco Europe S. á r.l.	Luxembourg
Behr (Beijing) Paint Company Limited	China
Behr Paint (Beijing) Commercial Co., Ltd.	China
Masco Canada Limited	Canada
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
Watkins Distribution UK Limited	United Kingdom
Masco Germany Holding GmbH	Germany
Masco Beteiligungsgesellschaft mbH	Germany
Hansgrohe SE	Germany
Easy Sanitary Solutions B.V.	Netherlands

350589

Exhibit 21

NAME	JURISDICTION OF FORMATION
ESS Assemblage GmbH	Germany
ESS GmbH	Germany
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe International GmbH	Germany
Hansgrohe S.A.	Argentina
Hansgrohe Pty Ltd	Australia
Hansgrohe Handelsges.mbH	Austria
Hansgrohe N.V.	Belgium
Hansgrohe Brasil Metals Santitários Ltda.	Brazil
Hansgrohe Sanitary Products (Shanghai) Co. Ltd.	China
Shanghai Hansgrohe International Trading Co., Ltd.	China
Hansgrohe d.o.o.	Croatia
Hansgrohe CS, s.r.o.	Czech Republic
Hansgrohe A/S	Denmark
Hansgrohe Wasselonne, S.A.	France
Hansgrohe S. á r.l.	France
Hansgrohe, Inc.	Georgia
Hansgrohe Kft.	Hungary
Hansgrohe India Private Ltd.	India
Hansgrohe s.r.l.	Italy
Hansgrohe Japan K.K	Japan
Hansgrohe S. de R. L. de C. V.	Mexico
Hansgrohe B.V.	Netherlands
Hansgrohe Sp. Z.o.o.	Poland
Hansgrohe Sanitary Products W.L.L.	Qatar
Hansgrohe SA (Pty) Ltd.	Republic of South Africa
Hansgrohe ooo	Russia
Hansgrohe DOO BEOGRAD	Serbia
Hans Grohe Pte. Ltd.	Singapore
Hansgrohe S.A.U.	Spain
Hansgrohe A.B.	Sweden
Hansgrohe AG	Switzerland
Hansgrohe Armature Sanayi ve Ticaret Limited Sirketi	Turkey
Hansgrohe Ltd.	United Kingdom
Tempered Products Inc.	Taiwan
Watkins Europe BVBA	Belgium
Peerless Sales Corporation[1]	Delaware
Masco Home Products S.á r.l.	Luxembourg
Masco Home Products Private Limited	India
Masco Singapore Pte. Ltd.	Singapore
Delta Faucet Company India Private Limited	India
SmarTap A.Y. Ltd.	Israel
Steamist, Inc.	Pennsylvania
Masco Framing Corp.	Delaware
Masco Ventures LLC	Delaware
Mascomex S.A. de C.V.	Mexico
1 Effective January 1, 2022, Peerless Sales Corporation converted to a Delaware limited liability company and is now known as Delta Faucet Support Services LLC

350589

Exhibit 21

NAME	JURISDICTION OF FORMATION
Mercury Plastics LLC	Delaware
My Service Center, Inc.	Delaware
NCFII Holdings Inc.	Delaware
Vapor Technologies, Inc.	Delaware
Vapor Technologies Shenzhen Co. Ltd.	China
Watkins Manufacturing Corporation	California
Hot Spring Spa Australasia Pty Ltd	Australia
Hot Spring Spas New Zealand Limited	New Zealand
Tapicerias Pacifico, SA de CV	Mexico
Wellness Marketing Corporation	Delaware

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